UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2012

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-11748	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas   78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  Regulation FD Disclosure.

On September 25, 2012 Eastern American Natural Gas Trust (the “Trust”) issued a press release to announce that the time by which the Trust is required to either sell its interest in the Royalty NPI it holds or engage an appraiser to appraise the Royalty NPI has been extended from September 30, 2012 to October 31, 2012.

The sponsor of the Trust, Energy Corporation of America (“ECA”), granted the waiver in order to allow the Trust additional time in which to market the Royalty NPI.  ECA which will have the right to purchase the Royalty NPI at the appraised value if the Royalty NPI has not been sold by October 31, 2012.  Under the terms of the Trust Agreement, ECA also has a right of first refusal to purchase the Royalty NPI on the terms offered by any prospective third party purchaser prior to the October 31, 2012 deadline.

A copy of the press release issued by the Trust is attached as Exhibit 99.1.  The information herein and in the press release is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release issued September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date: September 25, 2012

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued September 25, 2012